EXHIBIT 10.2

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this
“Amendment”), dated as of March 31, 2020 (the “Amendment Effective Date”), is entered into by and among Tricida, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (collectively, “Lender”), Hercules Capital, Inc. (“Hercules Capital”), a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

WHEREAS, the Borrower, the Lender and Agent are parties to that certain Loan and Security Agreement dated as of February 28, 2018 (as amended, modified or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Required Lenders, as defined in the Loan Agreement, and Agent are willing to amend the Loan Agreement in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a)All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)The rules of interpretation set forth in Section 1.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan Agreement. For the avoidance of doubt, each of the following amendments to the Loan Agreement is subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment.

(a) Amendments to the Loan Agreement

(i)Schedule 1.1 Commitments: Schedule 1.1 is hereby amended and restated in its entirety as follows:
SCHEDULE 1.1

COMMITMENTS

LENDER	TRANCHE	TERM COMMITMENT
Hercules Capital, Inc.	1-A	$15,000,000
Hercules Technology III, L.P.	1-A	$10,000,000

Hercules Capital, Inc.	$15,000,000
Hercules Capital, Inc.	$20,000,000
Hercules Capital, Inc.	$5,000,000
Hercules Technology III, L.P.	$10,000,000
Hercules Capital, Inc.	$75,000,000
Hercules Capital, Inc.	$50,000,000*
TOTAL COMMITMENTS	$200,000,000*
*Funding of Tranche 3 is subject to approval by Agent’s investment committee in its sole and unfettered discretion.

(b)  References within the Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as further amended by this Amendment.

SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) This Amendment. Agent shall have received this Amendment, executed by Agent, the Lender and the Borrower.

(b) Representations and Warranties; No Default. On the Amendment Effective Date, after giving effect to the amendment of the Loan Agreement contemplated hereby:

(i)The representations and warranties contained in Section 4 shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date; and

(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4 Representations and Warranties. To induce Agent and Lender to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Change; and (c) that the information included in the Perfection Certificate delivered to Agent on the Effective Date remains true and correct. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such section, shall mean and be a reference to the Loan Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 5 Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement and the other Loan Documents.

(b)Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall, to the fullest extent of the law, affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d) No Reliance. Borrower hereby acknowledges and confirms to Agent and the Lender that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)  Costs and Expenses. Borrower agrees to pay to Agent on the Amendment Effective Date the out-of-pocket costs and expenses of Agent and the Lenders party hereto, and the fees and disbursements of counsel to Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date or after such date, not to exceed five thousand dollars ($5,000) in the aggregate.

(f)  Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)  Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

TRICIDA, INC.

Signature:	/s/ Geoff Parker
Print Name:	Geoff Parker
Title:	CFO & EVP
Date:	March 31, 2020

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

AGENT and LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ Zhuo Huang
Print Name:	Zhuo Huang
Title:	Associate General Counsel

LENDER:

HERCULES TECHNOLOGY III, L.P.
a Delaware limited partnership

By: Hercules Technology SBIC Management,
LLC,
its General Partner

By: Hercules Capital, Inc.,
its Manager
By:	/s/ Zhuo Huang
Name:	Zhuo Huang
Its:	Associate General Counsel